FILED
IN THE OFFICE OF THE CORPORATION COMMISSIONER OF THE STATE OF ORE.
APR 2 0 1984
JANE EDWARDS
CORPORATION COMMISSIONER

ARTICLES OF INCORPORATION
OF
BRANDENFELS INDUSTRIES, INC.

The undersigned natural person of the age of eighteen years or more, acting as incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE I

The name of this corporation is Brandenfels Industries, Inc., and its duration shall be perpetual.

ARTICLE II

The purpose or purposes for which the corporation is organized are:

(a) To manufacture and market wooden cutting blocks, spice grinders, and related products;

(b) To engage in any lawful activity for which corporations may be organized under ORS Chapter 57;

(c) To engage in any lawful activity and to do anyth ng in the operation of this corporation or for the accomplishment of any of its purposes or the exercise of any power herein set forth which shall appear necessary or beneficial to this corporation in connection therewith.

ARTICLE III

The aggregate number of shares which the corporation shall have authority to issue is 5,000,000 shares, par value 0.001 per share, of voting common stock.

ARTICI . IV

No holder of shares or securities of the corporation now or hereafter authorized shall have any preemptive right or be entitled as of right to subscribe for, purchase or receive any unissued or treasury

Churchill, Leonard, Brown & Donaldson
PO Box 804
Salem, Oregon 97308
(503) 585-2255

shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class; but all such unissued or treasury shares of any class, or notes, bonds, debentures or other securities convertible into, or carrying options or warrants to purchase, shares of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in its absolute discretion, may deem advisable.

ARTICLE V

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director. Any directorship to be filled by reason of an increase in the number of directors of the corporation may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

ARTICLE VI

If at any time all of the directors taken together do not constitute a quorum as specified in the bylaws, then a quorum shall be defined to be all directors.

ARTICLE VII

The corporation shall indemnify to the fullest extent permitted by the Oregon Business Corporation Act any person who is made, or threatened to be made, a party to an action, suit or proceeding,

Churchill, Leonard, Brown & Donaldson
PO Box 804
Salem, Oregon 97308
(503) 585-2255

whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provision of the Oregon Business Corporation Act in effect at the time of the determination.

ARTICLE VIII

The address of the initial registered office of the corporation is 235 Union St. NE, Salem, Oregon 97301, and the name of its initial registered agent at such address is Dallas A. Marckx.

ARTICLE IX

The number of directors shall be specified in the bylaws of the corporation, but the number of directors constituting the initial Board of Directors of the corporation is two. The names and addresses of the people who are to serve as initial directors until the first annual meeting of shareholders, or until their successors are elected and shall qualify are:

Name	Address
Virgil A. Baker	1157 Spyglass Eugene, OR 97401

Churchill, Leonard, Brown & Donaldson
PO Box 804
Salem, Oregon 97308
(503) 585-2255

Fred Brandenfels 739½ E. 19th
Eugene, OR 97401

ARTICLE X

The name and address of the incorporator is:

Dallas A. Marckx 235 Union St. NE
Salem, OR 97301

I, the undersigned incorporator, declare under penalties of perjury that I have examined the foregoing, and that to the best of my knowledge and belief, it is true, correct, and complete.

DATE: April 18, 1984

Incorporator

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Churchill, Leonard, Brown & Donaldson
PO Box 804
Salem, Oregon 97308
(503) 585-2255